Exhibit 99.1

Aratana Therapeutics Reports Second Quarter 2016 Financial Results

LEAWOOD, Kan., August 4, 2016 — Aratana Therapeutics, Inc. (NASDAQ: PETX), a pet therapeutics company focused on the licensing, development and commercialization of innovative biopharmaceutical products for companion animals, announced its second quarter 2016 financial and operational results. For the quarter ended June 30, 2016, Aratana reported net income of $21.2 million or $0.61 diluted net income per share, which includes $38 million in revenue from the collaboration, license, development and commercialization agreement with Elanco Animal Health, a division of Eli Lilly and Company.

"Our vision is to become a fully integrated company,” stated Steven St. Peter, M.D., President and Chief Executive Officer of Aratana Therapeutics. "As our team celebrates significant development and regulatory milestones, we are pivoting to build our sales organization to support the launches of our approved therapeutics. At the same time, we continue to strive to access and advance additional innovative product candidates.”

Recent Highlights

•

Continued execution on strategic collaboration with Elanco for GALLIPRANT® (grapiprant tablets). In April 2016, Aratana licensed to Elanco the animal health rights for Galliprant to develop, manufacture, market, and commercialize the product globally, and co-promote the product with Aratana in the United States. Aratana has received an upfront payment of $45 million and the Company is eligible to receive additional payments upon achievement of certain development, regulatory and sales milestones up to $83 million, in addition to royalty payments and co-promotion fees.

•

Granted FDA approval of ENTYCE® (capromorelin oral solution). The U.S. Food and Drug Administration's Center for Veterinary Medicine (CVM) approved Entyce for appetite stimulation in dogs in May 2016. Aratana intends to commercially launch Entyce in the United States in the first quarter of 2017 in conjunction with the North American Veterinary Conference and other major veterinary conferences.

•

Filed for FDA approval of NOCITA® (bupivacaine liposome injectable solution).  Aratana submitted an administrative New Animal Drug Application (NADA) in June 2016 with the CVM for Nocita as a local post-operative analgesia for cranial cruciate ligament surgery in dogs. The Animal Drug User Fee Act (ADUFA) date for approval is August 28, 2016 and Aratana anticipates Nocita will be commercially available to veterinarians in the United States in the fall of 2016.

•	Initiated pivotal study of AT-003 in cats. In July 2016, the Company started enrolling cats in the pivotal field effectiveness study of AT-003 for post-operative pain management in cats.
•

Initiated AT-014 field study in dogs. During April 2016, Aratana initiated a field safety study for AT-014, an investigational canine osteosarcoma vaccine licensed from Advaxis, Inc. Aratana anticipates United States Department of Agriculture (USDA) conditional licensure in late-2016 or shortly thereafter.

•

Continued progress with AT-016 in dogs. Aratana anticipates that VetStem Biopharma, Inc., its exclusive license partner responsible for development of AT-016 for dogs with osteoarthritis pain, will initiate the pivotal study of AT-016 in 2016. In addition, VetStem continues to make progress in advancing its manufacturing process.

•

Regained rights to AT-006. In May 2016, Aratana regained control of global rights to AT-006, an investigational therapeutic for feline herpes virus induced ophthalmic conditions. Aratana is planning to conduct an additional pilot study before advancing the product into the pivotal field effectiveness study.

•

Continued organizational evolution. Aratana appointed Brent Standridge as its Chief Operating Officer in June 2016, recently hired National Account Managers and Regional Sales Leaders, and has commenced the hiring process for approximately two dozen sales representatives.

Financial Results

The second quarter net income was $21.2 million or $0.61 diluted net income per share compared to a net loss of $8.0 million or $0.23 diluted loss per share for the corresponding quarter ended June 30, 2015. For the second quarter of 2016, the Company reported $38.0 million in net revenue from the $45.0 million payment received from the collaboration agreement with Elanco. The remaining $7.0 million is held on the balance sheet as a licensing and collaboration commitment. The second quarter revenues also include product sales of BLONTRESS® (Canine Lymphoma Monoclonal Antibody B-cell) and TACTRESS™ (Canine Lymphoma Monoclonal Antibody T-Cell). During the second quarter of 2015, the Company reported $230 thousand in net revenues from product sales. For the first six months of 2016, total revenues were $38.2 million versus $386 thousand for the same six month period in 2015.

Research and development expenses for the second quarter ended June 30, 2016 totaled $5.3 million compared to $6.1 million for the quarter ended June 30, 2015. For the first six months of 2016, research and development costs totaled $16.1 million as compared to $12.3 million for the corresponding six month period in 2015. The increase in the six month period was primarily due to the $6.2 million in regulatory milestones achieved for Galliprant, Entyce, Nocita and AT-016.

Selling, general and administrative expenses totaled $6.2 million for the second quarter ended June 30, 2016 compared to $4.9 million for the corresponding period in 2015. Selling, general and administrative expenses for the first six months of 2016 and 2015 totaled $12.7 million and $9.1 million, respectively. The increase was due to the continued investment in commercial activities to prepare for the launches of our approved products, as well as a credit of $1.2 million to reduce the fair value of contingent consideration to zero as a result of an agreement with the Vet Therapeutics, Inc. shareholders from the first quarter of 2015.

During the three months ended June 30, 2016, the Company also recorded an impairment charge of $2.8 million for acquired intangible assets related to updated sales expectations for Tactress and the decision to discontinue the development of AT-007 due to the development program portfolio prioritization.

As of June 30, 2016, the Company had $109.9 million of cash, cash equivalents, restricted cash and short-term investments. This represents an increase in cash of approximately $23 million from December 31, 2015, largely due to the upfront payment received from Elanco of $45 million. In the second half of 2016, including milestone payments of approximately $6.0 million and inventory build, the Company anticipates operating cash use of approximately $35.0 million.

Webcast & Conference Call Details

The Company will host a live conference call on August 5, 2016 at 8:30 a.m. ET to discuss financial results for the second quarter ended June 30, 2016.

Interested participants and investors may access the audio webcast or use the conference call dial-in:

    1 (866) 364-3820 (U.S.)

    1 (855) 669-9657 (Canada)

    1 (412) 902-4210 (International)

A replay of the second quarter results teleconference will be available the same day of the event by approximately 11 a.m. ET and an audio webcast will be accessible for 90 days in the Aratana Investor Room. For a replay of the call, use the below dial-in and conference ID 10089939:

    1 (877) 344-7529 (U.S.)

    1 (855) 669-9658 (Canada)

    1 (412) 317-0088 (International)

Important Safety Information

GALLIPRANT® (grapiprant tablets) is for use in dogs only. Do not use in dogs younger than 9 months of age and less than 8 lbs (3.6 kg), dogs used for breeding, or in pregnant or lactating dogs. Adverse reactions in dogs may include mild gastrointestinal effects including, vomiting, diarrhea and decreased appetite. Should not be used in dogs that have a hypersensitivity to grapiprant. Avoid use with COX-inhibiting NSAIDs or corticosteroids. Please see the full Prescribing Information.

ENTYCE® (capromorelin oral solution) is for use in dogs only. Do not use in breeding, pregnant or lactating dogs. Use with caution in dogs with hepatic dysfunction or renal insufficiency.  Adverse reactions in dogs may include diarrhea, vomiting, polydipsia, and hypersalivation. Should not be used in dogs that have a hypersensitivity to capromorelin. Please see the full Prescribing Information.

About Aratana Therapeutics

Aratana Therapeutics is a pet therapeutics company focused on licensing, developing and commercializing innovative biopharmaceutical products for companion animals. Aratana believes that it can leverage the investment in the human biopharmaceutical industry to bring therapeutics to pets in a capital and time efficient manner. The Company's pipeline includes therapeutic candidates targeting pain, inappetence, cancer, viral diseases, allergy and other serious medical conditions.  Aratana believes the development and commercialization of these therapeutics will permit veterinarians and pet owners to manage pets' medical needs safely and effectively, resulting in longer and improved quality of life for pets. For more information, please visit www.aratana.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements with respect to our ability to bring several innovative products to market; expectations regarding the steps necessary for and timing of regulatory submissions and approvals of product candidates; expectations regarding the timing or scope of launch and commercialization of product candidates; anticipated milestone and other payments under the Elanco collaboration agreement; and the Company's plans and opportunities, including, without limitation, offering innovative therapeutics and improving quality of life for pets.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our history of operating losses and our expectation that we will continue to incur losses for the foreseeable future; failure to obtain sufficient capital to fund our operations; risks relating to the impairment of intangible assets AT-004, AT-005, AT-007 and AT-011; unstable market and economic conditions; restrictions on our financial flexibility due to the terms of our credit facility; our substantial dependence upon the success of our product candidates; development of our biologic product candidates is dependent upon relatively novel technologies and uncertain regulatory pathways, and biologics may not be commercially viable; denial or delay of regulatory approval for our existing or future product candidates; failure of our product candidates that receive regulatory approval to obtain market approval or achieve commercial success; failure to realize anticipated benefits of our acquisitions and difficulties associated with integrating the acquired businesses; development of pet therapeutics is a lengthy and expensive process with an uncertain outcome; competition in the pet therapeutics market, including from generic alternatives to our product candidates, and failure to compete effectively; failure to identify, license or acquire, develop and commercialize additional product candidates; failure to attract and retain senior management and key scientific personnel; our reliance on third-party manufacturers, suppliers and collaborators; regulatory restrictions on the marketing of our product candidates; our small commercial sales organization, and any failure to create a sales force or collaborate with third-parties to commercialize our product candidates; difficulties in managing the growth of our company; significant costs of being a public company; risks related to the restatement of our financial statements for the year ended December 31, 2013, and the identification of a material weakness in our internal control over financial reporting; changes in distribution channels for pet therapeutics; consolidation of our veterinarian customers; limitations on our ability to use our net operating loss carryforwards; impacts of generic products; safety or efficacy concerns with respect to our product candidates; effects of system failures or security breaches; failure to obtain ownership of issued patents covering our product candidates or failure to prosecute or enforce licensed patents; failure to comply with our obligations under our license agreements; effects of patent or other intellectual property lawsuits; failure to protect our intellectual property; changing patent laws and regulations; non-compliance with any legal or regulatory requirements; litigation resulting from the misuse of our confidential information; the uncertainty of the regulatory approval process and the costs associated with government regulation of our product candidates; failure to obtain regulatory approvals in foreign jurisdictions; effects of legislative or regulatory reform with respect to pet therapeutics; the volatility of the price of our common stock; our status as an emerging growth company, which could make our common stock less attractive to investors; dilution of our common stock as a result of future financings; the influence of certain significant stockholders over our business; and provisions in our charter documents and under Delaware law could delay or prevent a change in control. These and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 15, 2016, along with our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts
For investor inquires:

Craig Tooman
ctooman@aratana.com

(913) 353-1026

For media inquiries:
Rachel Reiff
rreiff@aratana.com

(913) 353-1050

ARATANA THERAPEUTICS, INC.

Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues
Licensing and collaboration revenue	$38,000	$—	$38,151	$—
Product sales	47	230	68	386
Total revenues	38,047	230	38,219	386
Costs and expenses
Cost of product sales	1,741	109	1,760	219
Royalty expense	20	23	38	43
Research and development	5,303	6,081	16,052	12,302
Selling, general and administrative	6,148	4,879	12,699	9,064
Amortization of acquired intangible assets	95	483	190	966
Impairment of acquired intangible assets	2,780	—	2,780	—
Total costs and expenses	16,087	11,575	33,519	22,594
Income (loss) from operations	21,960	(11,345)	4,700	(22,208)
Other income (expense)
Interest income	83	43	160	114
Interest expense	(846)	(217)	(1,695)	(435)
Other income, net	(1)	3,176	(36)	5,141
Total other income (expense)	(764)	3,002	(1,571)	4,820
Income (loss) before income taxes	21,196	(8,343)	3,129	(17,388)
Income tax benefit	—	360	—	631
Net income (loss)	21,196	(7,983)	3,129	(16,757)
Net income attributable to participating securities	(20)	—	(3)	—
Net income (loss) attributable to common stockholders	$21,176	$(7,983)	$3,126	$(16,757)
Net income (loss) per share attributable to common stockholders:
Net income (loss) per share, basic and diluted	$0.61	$(0.23)	$0.09	$(0.49)
Weighted average shares outstanding, basic	34,762,533	34,278,105	34,708,006	34,236,282
Weighted average shares outstanding, diluted	34,938,455	34,278,105	34,779,786	34,236,282

ARATANA THERAPEUTICS, INC.

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash, cash equivalents and short-term investments	$109,506	$86,202
Accounts receivable, net and prepaid expenses and other current assets	1,585	1,511
Inventories	2,566	1,306
Total current assets	113,657	89,019
Property and equipment, net	2,273	2,555
Goodwill	40,006	39,781
Intangible assets, net	12,294	15,067
Restricted cash	350	350
Other long-term assets	280	294
Total assets	$168,860	$147,066
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses	$11,777	$5,647
Licensing and collaboration commitment	7,000	—
Current portion – loans payable	2,333	—
Other current liabilities	11	37
Total current liabilities	21,121	5,684
Loans payable, net	37,616	39,710
Other long-term liabilities	502	122
Total liabilities	59,239	45,516
Total stockholders’ equity	109,621	101,550
Total liabilities and stockholders’ equity	$168,860	$147,066